--------------------------------------------------------------------------------
       AUGUST 31, 2000
--------------------------------------------------------------------------------


TAX FREE INCOME FUND

NEW YORK TAX FREE
INCOME FUND

CALIFORNIA
INTERMEDIATE TAX
FREE FUND


Chase Vista
Tax Free Funds

ANNUAL REPORT


[CHASE LOGO]
THE RIGHT RELATIONSHIP IS EVERYTHING.[RegTM]

                                                                     SATF-2-1000

--------------------------------------------------------------------------------
Contents
--------------------------------------------------------------------------------
Chairman's Letter                                                              1

Chase Vista Tax Free Income Fund                                               2
 Fund Commentary

Chase Vista New York Tax Free Income Fund                                      4
 Fund Commentary

Chase Vista California Intermediate
 Tax  Free Fund                                                                6
 Fund Commentary

Portfolio of Investments                                                       8

Financial Statements                                                          17

Notes to Financial Statements                                                 20


Highlights

o The yield on the average AAA-rated municipal bond rose from 5.70% on September 1, 1999 to 5.90% on February 29, 2000. A rally during the final months of the reporting year pushed the yield down to 5.50% on August 31, 2000.

o Other than a bulge in new supply at the end of October 1999, there was very little new issuance during the reporting year.

o With the U.S. economy slowing at the same time municipal yields became most attractive relative to other fixed income securities, cross-over buyers such as institutions and insurance companies entered the markets and led the rally at the end of the reporting year.

-------------------------------|------------------------------------------------
              NOT FDIC INSURED | May lose value / No bank guarantee
-------------------------------|------------------------------------------------
       Chase Vista Funds are distributed by Vista Fund Distributors, Inc.

--------------------------------------------------------------------------------
    CHASE VISTA TAX FREE FUNDS
--------------------------------------------------------------------------------


Chairman's Letter

                                                         October 2, 2000
Dear Shareholder:

We are pleased to present this annual report for Chase Vista Tax Free Funds for the year ended August 31, 2000. Inside, you will find information on the performance of each Fund along with a report from the portfolio management team.

After Extended Burst of Growth, U.S. Economy Appears to Slow

For the great majority of the reporting year, the United States economy continued to expand at a rapid pace, with GDP growth soaring well in excess of the 3.5% that many analysts consider to be the Federal Reserve Board's maximum non-inflationary trend rate. In response, the Fed continued its policy of short-term interest rate increases, creating a generally negative backdrop for the fixed-income markets. The exception was the long-term U.S. Treasury market, which benefited from the February announcement and subsequent implementation of a plan by the United States Treasury department to use proceeds of the budget surplus to "buy back" longer-term Treasuries.

In June, with shifting economic data showing a slowing economy, investors decided that the six Fed rate increases over the previous year had begun to take effect. As evidence of a slowdown continued, the bullish view was that the Fed would achieve another "soft landing" in which growth will moderate but not disappear. However, with several potentially troubling issues on the horizon--including the price of crude oil rising to all-time highs--investors are eagerly awaiting the upcoming third quarter GDP figures to understand the full extent of the economy's slowdown.

Municipal Bonds Rally at End of Reporting Year

Beyond the general issues facing the fixed-income markets, municipal bond performance was driven by a variety of factors, especially supply and demand. Specifically, there was a supply bulge at the end of October, followed by a dearth of new supply at the end of 1999 and into 2000. Despite the lack of supply, municipals generally underperformed Treasuries due to the dislocation caused by the Treasury buyback program. However, as yields on municipals became ever-more attractive, non-traditional and crossover buyers joined retail investors in the market, with the resulting demand combining with the low new supply to lead to four months of strong performance relative to other fixed income securities at the end of the reporting period.

In this environment, your portfolio managers did an excellent job, maintaining good relative performance while taking advantage of market tightness to upgrade quality and call protection, moves which were continuing to pay off as the reporting period ended.

All of us at Chase thank you for your continued investment and look forward to helping you reach your financial goals for many years to come.

Sincerely yours,

/s/ Fergus Reid
---------------

Fergus Reid
Chairman

--------------------------------------------------------------------------------
    CHASE VISTA TAX FREE INCOME FUND
    As of August 31, 2000 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Vista Tax Free Income Fund, which seeks to provide tax-exempt income through a portfolio of higher-quality municipal bonds of varying maturities, had a total return of 6.00% (Class A Shares, without sales charges) for the year ended August 31, 2000, as opposed to the Lehman Municipal Bond Index's return of 6.77%.

How the Fund Was Managed

As the reporting year began, management allowed the Fund's duration (a measure of interest rate sensitivity) to shorten relative to its peer group, and this proved beneficial in the rising interest rate environment of late 1999. As supply began to shrink dramatically in early 2000, the Fund performed well as the management team had built a portfolio overweight in better-structured, non-callable bonds which were attractive to corporate purchasers looking for longer-dated maturities in the wake of the U.S. Treasury's buyback program.

With the ongoing dearth of new supply causing the yield differential between higher and lower quality municipal securities to compress--meaning that investors were being paid very little in terms of extra yield for taking on higher credit risk--the management team maintained its policy of focusing on high-quality securities and improving security structure. Despite the lack of supply, municipals lagged Treasuries due to the dislocation caused by the Treasury buyback program.

As the reporting year progressed, the Fund's focus on high-quality, well-structured and non-callable bonds began to pay off. For instance, the Fund was able to take profits on its Puerto Rico holdings as these bonds, which enjoy special tax-free status in all 50 states, began to trade in line with California bonds given the extreme lack of California supply. At the end of the year, the Fund's strategy involved buying what little new issuance there was and selling to the retail market in specialty states which had the narrowest supply. The Fund also benefited in the final months of the reporting year by having a longer-than-benchmark duration as rates headed down.

Where the Fund May Be Headed

In the management team's view, the slowdown in the U.S. economy is real and this, combined with a technical downturn in Treasuries as the buyback program takes a breather until February, may create an opportunity in lower quality, lower coupon bonds. The management team is therefore extending duration (and interest rate sensitivity) a bit as new supply comes on the market and waiting for the moment when spreads decompress sufficiently to make it worthwhile on a yield basis to reverse the strategy that was so successful in the past reporting year.

CHASE VISTA TAX FREE INCOME FUND
As of August 31, 2000 (Unaudited)

Average Annual Total Returns

                           1 Year       5 Years       10 Years
--------------------------------------------------------------------------------
 Class A Shares
  Without Sales Charge     6.00%        5.54%         7.69%
  With Sales Charge        1.26%        4.57%         7.19%
--------------------------------------------------------------------------------
 Class B Shares
  Without CDSC             5.16%        4.68%         7.08%
  With CDSC                0.16%        4.35%         7.08%
--------------------------------------------------------------------------------

10-Year Performance

            Chase Vista                        Lipper General
              Tax Free        Lehman Muni         Muni Debt
            Income Fund       Bond Index          Funds Avg.
8/90           9550              10000              10000
8/91          10876.2            11179.7            11173.8
8/92          12517.4            12429.9            12447.4
8/93          14623.1            13902.9            13989.5
8/94          14359.3            13923.2            13824.5
8/95          15298              15158.1            14836.3
8/96          16044.1            15950.5            15532.5
8/97          17509.9            17428.3            16906.2
8/98          19148.9            18936.1            18291.3
8/99          18896.2            19030.4            17989.6
8/00          20027              20316              18892


Source: Lipper Analytical Services. Past performance is not indicative of future results. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.

Sales charge for Class A Shares: 4.50%. Class B Shares CDSC: 5% for the one-year period, 2% for the five-year period and 0% for the 10-year period.

The Fund commenced operations on 9/8/87. Class B Shares were introduced on 11/4/93. Performance for Class B Shares is based on historical expenses of the predecessor Class A Shares, which are lower than the expenses for Class B Shares. The Fund is currently waiving fees. The waiver may be terminated, which would reduce performance.

The graph illustrates comparative performance of $10,000 (Class A), assumes reinvestment of all distributions and includes a 4.50% sales charge. Performance of the unmanaged average and index does not include sales charges, but includes reinvestment of all distributions. The Lehman Municipal Bond Index is a broad-based index that replicates the long-term, investment grade tax-exempt bond market. The Lipper Average consists of funds that invest in municipal bonds. Investors cannot invest directly in an index. Capital gains are subject to federal income tax, a portion of the Fund's income may be subject to the Alternative Minimum Tax and some investors may be subject to certain state and local taxes.

--------------------------------------------------------------------------------
       CHASE VISTA NEW YORK TAX FREE INCOME FUND
       As of August 31, 2000 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Vista New York Tax Free Income Fund, which seeks to provide triple tax-exempt income through a portfolio of higher-quality, longer-term municipal bonds, had a total return of 5.68% (Class A shares, without sales charges) for the year ended August 31, 2000. This compares to the 6.73% return of the Lehman New York Municipal Bond Index and the 6.77% return of the Lehman Municipal Bond Index.


How the Fund Was Managed

In the final four months of 1999, the Fund pursued a strategy of shortening its relative duration--and therefore its sensitivity to rising interest rates--by actively trading in the secondary market. Additionally, the management team took advantage of heavy New York supply and widening spreads between securities based on quality to add to its high yield positions and increase exposure to non-callable hospital bonds.

In the first quarter of 2000, the Fund was hurt by having excess short-term cash positions created by having to be prepared for redemptions from investors looking to offset 1999 equity market capital gains. Specifically, as credit spreads began to tighten in the new year given diminishing New York supply and heavy demand, the management team did not want to chase the market and instead chose to maintain its focus on non-callable, high-quality bonds, a strategy which ultimately proved prescient as the reporting year progressed.

With low supply continuing in the second quarter of 2000, the Fund benefited from its holdings in non-callable bonds. The Fund's holdings in Puerto Rico also did quite well as these bonds, which enjoy special tax-free status in all 50 states, began to trade in line with California bonds given the extreme lack of California supply. At the end of the year, the Fund's strategy involved buying what little new issuance there was and selling into the retail market where demand was highest. The Fund also benefited in the final months of the reporting year by having a longer-than-benchmark duration as rates headed down.


Where the Fund May Be Headed

In the management team's view, the slowdown in the U.S. economy is real and this, combined with a technical downturn in Treasuries as the buyback program takes a breather until February, may create an opportunity in lower quality, lower coupon bonds. The management team is therefore extending duration (and interest-rate sensitivity) a bit as new supply comes on the market and waiting for the moment when quality spreads decompress sufficiently to make it worthwhile on a yield basis to reverse the strategy that was so successful in the past reporting year.

CHASE VISTA NEW YORK TAX FREE INCOME FUND
As of August 31, 2000 (Unaudited)

Average Annual Total Returns

--------------------------------------------------------------------------------
                           1 Year       5 Years       10 Years
--------------------------------------------------------------------------------
 Class A Shares
  Without Sales Charge      5.68%       5.16%         7.07%
  With Sales Charge         0.88%       4.19%         6.58%
--------------------------------------------------------------------------------
 Class B Shares
  Without CDSC              4.66%       4.29%         6.48%
  With CDSC                -0.34%       3.95%         6.48%
--------------------------------------------------------------------------------

10-Year Performance

                 Chase Vista                          Lipper New York
              New York Tax Free     Lehman Muni      Tax Exempt Muni Debt
                 Income Fund         Bond Index         Funds Average
8/90                9550              10000              10000
8/91               10687.1            11179.7            11168.9
8/92               12136.9            12429.9            12559.3
8/93               13883.9            13902.9            14167.4
8/94               13763.5            13923.2            13982.7
8/95               14699.9            15158.1            14932.1
8/96               15316.4            15950.5            15599.1
8/97               16672.2            17428.3            17011.7
8/98               18178              18936.1            18470.6
8/99               17886.7            19030.4            18176.6
8/00               18914              20316              19156

Source: Lipper Analytical Services. Past performance is not indicative of future results. Investment return and principal value will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

Sales charge for Class A Shares: 4.50%. Class B Shares CDSC: 5% for the one-year period, 2% for the five-year period and 0% for the 10-year period.

The Fund commenced operations on 9/8/87. Class B Shares were introduced on 11/4/93. Performance for Class B Shares is based on historical expenses of the predecessor Class A Shares, which are lower than the expenses for Class B Shares. The Fund is currently waiving fees. The waiver may be terminated, which would reduce performance.

The graph illustrates comparative performance of $10,000 (Class A), assumes reinvestment of all distributions and includes a 4.50% sales charge. Performance of the unmanaged average and index does not include sales charges, but includes reinvestment of all distributions. Comparison of Fund performance to the Lehman New York Municipal Bond Index is not presented as the Index lacks 10 years of history. The Lehman Municipal Bond Index is a broad-based index that replicates the long-term, investment grade tax-exempt bond market. The Lipper Average consists of funds that invest in New York tax-exempt municipal bonds. Investors cannot invest directly in an index. Capital gains are subject to federal income tax, a portion of the Fund's income may be subject to the Alternative Minimum Tax and some investors may be subject to certain state and local taxes.

--------------------------------------------------------------------------------
       CHASE VISTA CALIFORNIA INTERMEDIATE TAX FREE FUND
       As of August 31, 2000 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Vista California Intermediate Tax Free Fund, which seeks to provide double tax-exempt income through a portfolio of higher quality, intermediate-term municipal bonds, had a total return of 7.83% (Class A Shares, without sales charges) for the year ended August 31, 2000. This compares to the return of 7.34% by the Lehman California Intermediate Municipal Bond Index.

How the Fund Was Managed

As the reporting year began, the management allowed the Fund's duration (a measure of interest-rate sensitivity) to shorten relative to its peer group, and this proved beneficial in the rising interest rate environment of late 1999. By the beginning of 2000, the Fund had already begun lengthening duration through its purchase of bonds in the 10- to 15-year range. As these bonds became the focus of attention for non-traditional insurance buyers in early 2000, the Fund performed very well.

In the spring, the management team had begun investing cash in higher-quality bonds issued by Puerto Rico and the US Virgin Islands. These bonds, which enjoy special tax-free status in all 50 states, began to trade in line with California bonds given the extreme lack of California supply, and the management team took the opportunity to book significant profits.

As the reporting year came to a close, the management team began to extend duration again, moving out the curve to buy zero coupon bonds as spreads relative to traditional municipals were wide. This helped performance significantly in the summer as the lack of overall supply led to a generally inactive market.

Where the Fund May Be Headed

In the management team's view, the slowdown in the U.S. economy is real and this, combined with a technical downturn in Treasuries as the buyback program takes a breather until February, may create an opportunity in lower quality, lower coupon bonds. The management team is therefore extending duration (and interest-rate sensitivity) a bit as new supply comes on the market and waiting for the moment when quality spreads decompress sufficiently to make it worthwhile on a yield basis to reverse the strategy that was so successful in the past reporting year.

CHASE VISTA CALIFORNIA INTERMEDIATE TAX FREE FUND
As of August 31, 2000 (Unaudited)

Average Annual Total Returns

                                                        Since
                                                      Inception
                           1 Year       5 Years       7/16/93
--------------------------------------------------------------------------------
 Class A Shares
  Without Sales Charge     7.83%        5.63%          5.23%
  With Sales Charge        2.99%        4.66%          4.55%
--------------------------------------------------------------------------------

Life of Fund Performance

                  Chase Vista                          Lehman California     Lipper California
             California Intermediate    Lehman Muni      Intermediate      Intermediate Muni Debt
                  Tax Free Fund         Bond Index      Muni Bond Index         Funds Avg.
7/93                9550                  10000             10000                 10000
8/94                9695.26               10205             10321                 10253.1
8/95               10427.3                11110.2           11235.5               10911.1
8/96               10947.4                11691             11725.2               11379.9
8/97               11763.7                12774.2           12727.8               12215.7
8/98               12681.5                13879.2           13690.8               13051.6
8/99               12717.2                13948.4           13931.1               13132.3
8/00               13734                  14890             14954                 13989




Source: Lipper Analytical Services. Past performance is not indicative of future results. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.

Sales charge for Class A Shares: 4.50%.

The graph illustrates comparative performance of $10,000 (Class A), assumes reinvestment of all distributions and includes a 4.50% sales charge. Performance of the unmanaged average and indices does not include sales charges, but includes reinvestment of all distributions. The Fund is currently waiving fees. The waiver may be terminated, which would reduce performance. The Lehman Municipal Bond Index is a broad-based index that replicates the long-term, investment grade tax-exempt bond market. The Lehman California Intermediate Municipal Bond Index replicates the California intermediate-term, investment grade tax-exempt bond market. The Lipper Average consists of funds that invest in California intermediate-term, investment-grade municipal bonds. Investors cannot invest directly in an index. Capital gains are subject to federal income tax, a portion of the Fund's income may be subject to the Alternative Minimum Tax and some investors may be subject to certain state and local taxes.

--------------------------------------------------------------------------------
       CHASE VISTA TAX FREE INCOME FUND
       Portfolio of Investments
--------------------------------------------------------------------------------

       As of August 31, 2000
       (Amounts in thousands)


Principal
Amount           Issuer                                                           Value
----------------------------------------------------------------------------------------
Long-Term Municipal Securities -- 100.8%
----------------------------------------------------------------------------------------
                 California -- 7.1%
      $  150     California Educational Facilities Authority, Pepperdine
                  University, Rev., -, 7.20%, 11/01/00                           $   154
         150     California State, Public Works Board, Regents of The
                  University of California, Ser. A, Rev., -, 7.00%, 09/01/00         153
       1,000     Fullerton University Foundation, California, Auxiliary
                  Organization, Ser. A, Rev., 5.75%, 07/01/30                      1,029
       2,800     South Orange County, California, Public Financing
                  Authority, Special Tax, Senior Lien, Ser. A, *,
                  6.20%, 09/01/13                                                  2,993
                                                                                 -------
                                                                                   4,329
                 Colorado -- 3.5%
       2,000     Denver, Colorado, City & County Airport, Ser. A, Rev.,
                  6.00%, 11/15/17                                                  2,091

                 Connecticut -- 2.5%
       1,700     Mashantucket Western Pequot Tribe, Connecticut,
                  Special Obligation, Sub. Ser. A, Rev., 5.50%, 09/01/28           1,531

                 Illinois -- 4.6%
          75     Chicago, Illinois, O'Hare International Airport, Ser. A,
                  Rev., 7.50%, 01/01/03                                               77
       2,425     Regional Transportation Authority, Illinois, Rev.,
                  6.25%, 07/01/15                                                  2,686
                                                                                 -------
                                                                                   2,763
                 Louisiana -- 5.2%
       3,000     Louisiana Local Government Environment Facilities,
                  Community Development Authority, Capital Projects &
                  Equipment Acquisition Program, Rev., +, 6.55%, 09/01/25          3,125

                 Maryland -- 0.1%
          50     Maryland State, Community Development
                  Administration, Department of Housing & Community
                  Development, Single Family Program, Second Ser.,
                  Rev., 7.60%, 04/01/23                                               51

                 Massachusetts -- 1.8%
       1,000     New England Education Loan Marketing Corp.,
                  Massachusetts Student Loan, Sub-Issue H, Rev.,
                  6.90%, 11/01/09                                                  1,111

                 Michigan -- 2.6%
       1,000     Michigan State, Housing Development Authority, Rental
                  Housing, Ser. B, Rev., 7.55%, 04/01/23                           1,031
         500     Wayne County, Michigan, Building Authority, Ser. A,
                  GO, -, 8.00%, 03/01/02                                             535
                                                                                 -------
                                                                                   1,566
                 Missouri -- 1.3%
         720     Sikeston, Missouri, Electric, Rev., 6.00%, 06/01/16                 781

                 Nevada -- 0.1%
          70     Nevada Housing Division, Single Family Housing,
                  Ser. A-3, Rev., 8.20%, 10/01/19                                     73

                 New Hampshire -- 5.7%
       3,240      Manchester, New Hampshire, Housing & Redevelopment
                  Authority, Ser. A, Rev., 6.75%, 01/01/15                         3,450

                       See notes to financial statements.

CHASE VISTA TAX FREE INCOME FUND
Portfolio of Investments (Continued)

As of August 31, 2000
(Amounts in thousands)


Principal
Amount          Issuer                                                        Value
------------------------------------------------------------------------------------
Long-Term Municipal Securities -- Continued
------------------------------------------------------------------------------------
                New Jersey -- 9.9%
      $3,455    Middletown Township, New Jersey, Board of Education,
                 GO, *, 5.80%, 08/01/20                                     $ 3,563
       1,500    New Jersey State, Educational Facilities Authority,
                 Fairleigh Dickinson University, Ser. G, Rev., 5.70%,
                 07/01/28                                                     1,381
       1,000    New Jersey State, Transportation Trust Fund Authority,
                 Transportation Systems, Ser. A, Rev., 5.75%, 06/15/15        1,061
                                                                            -------
                                                                              6,005
                New York -- 26.3%
         440    New York City, New York, IDA, Civic Facility, Mt. St.
                 Vincent College, Rev., @ 7.00%, 05/01/08                       470
       2,500    New York City, New York, IDA, IDR, Brooklyn Navy Yard
                 Cogen Partners Project, Rev., 5.75%, 10/01/36                2,288
       2,450    New York City, New York, Ser. A, GO, 6.25%, 08/01/09          2,672
       2,000    New York State, Dorm Authority, City University System,
                 3rd General Reserve, Ser. 2, Rev., 5.00%, 07/01/18           1,907
       5,000    Port Authority of New York & New Jersey, Consolidated
                 Bonds 93rd Ser., Rev., 6.13%, 06/01/94                       5,404
       1,500    Port Authority of New York & New Jersey, Consolidated
                 Bonds 114th Ser., Rev., 4.75%, 08/01/33                      1,305
       2,000    Utica, New York, IDA, Civic Facility, Munson-Williams-
                 Proctor Institute Project, Ser. A, Rev., 5.38%, 07/15/19     1,948
                                                                            -------
                                                                             15,994
                Ohio -- 7.4%
       4,000    Cleveland, Ohio, Public Power System, First Mortgage,
                 Ser. A, Rev., *, -, 7.00%, 11/15/04                          4,460

                Oklahoma -- 3.5%
       1,995    Oklahoma Housing Finance Agency, Single Family
                 Housing, Ser. B-2, Rev., 6.80%, 09/01/26                     2,118

                Pennsylvania -- 4.9%
       3,000    Delaware Valley, Pennsylvania, Regional Finance
                 Authority, Local Government, Ser. A, Rev., 5.50%,
                 08/01/28                                                     2,989

                Puerto Rico -- 6.4%
       1,000    Puerto Rico Commonwealth, Highway & Transportation
                 Authority, Ser. B, Rev., 6.00%, 07/01/39                     1,052
          75    Puerto Rico Commonwealth, Urban Renewal & Housing
                 Corp., Rev., 7.88%, 10/01/04                                    77
       2,500    Puerto Rico Municipal Finance Agency, Ser. A, GO,
                 6.00%, 08/01/15                                              2,724
                                                                             ------
                                                                              3,853
                South Carolina -- 0.4%
         250    South Carolina State, Housing Finance & Development
                 Authority, Multi-Family Housing, Fairway Apartments
                 Project, Rev., 7.63%, 04/01/33                                 257

                South Dakota -- 0.2%
         100    South Dakota Housing Development Authority,
                 Homeownership Mortgage, Ser. A, Rev., 5.88%,
                 05/01/12                                                       103

                       See notes to financial statements.

CHASE VISTA TAX FREE INCOME FUND
Portfolio of Investments (Continued)


As of August 31, 2000
(Amounts in thousands)


Principal
Amount            Issuer                                                      Value
---------------------------------------------------------------------------------------
Long-Term Municipal Securities -- Continued
---------------------------------------------------------------------------------------
                  Texas -- 1.7%
   $   1,000      Dallas County, Texas, Utilities & Reclamation District,
                   Ser. B, GO, 5.88%, 02/15/29                                 $  1,010

                  Utah -- 0.4%
         250      Utah State, Board of Regents, Student Loan, Ser. F, Rev.,
                   7.45%, 11/01/08                                                 256

                  Virgin Islands -- 4.7%
       3,000      Virgin Islands Public Finance Authority, Senior Lien,
                   Ser. A, Rev., 5.50%, 10/01/22                                 2,825

                  Washington -- 0.5%
         250      Washington State, Public Power Supply System, Nuclear
                   Project No. 1, Ser. B, Rev., 7.25%, 07/01/09                    283
---------------------------------------------------------------------------------------
                  Total Long-Term Municipal Securities                          61,024
                  (Cost $60,500)
---------------------------------------------------------------------------------------
                  Short-Term Investments -- 1.6%
---------------------------------------------------------------------------------------
     Shares
                  Money Market Funds -- 1.6%
                  --------------------------
         311      Provident Municipal Cash Money Market Fund                       311
         657      Provident Municipal Money Market Fund                            657
                  ---------------------------------------------------------------------
                  Total Money Market Funds                                         968
                  (Cost $968)
---------------------------------------------------------------------------------------
                  Total Investments -- 102.4%                                  $61,992
                  (Cost $61,468)
---------------------------------------------------------------------------------------

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA NEW YORK TAX FREE INCOME FUND
       Portfolio of Investments
--------------------------------------------------------------------------------

       As of August 31, 2000
       (Amounts in thousands)


Principal
Amount           Issuer                                                            Value
-----------------------------------------------------------------------------------------
Long-Term Municipal Securities -- 96.1%
-----------------------------------------------------------------------------------------
                 New York -- 72.3%
      $  550     Monroe County, New York, IDA, Public Improvement,
                  Canal Ponds Park, Ser. A, Rev., 7.00%, 06/15/13                 $   580
       1,000     Nassau County, New York, Ser. E, GO, 7.00%, 03/01/04               1,063
         450     New York City, New York, IDA, Civic Facility, Mt. St.
                  Vincent College, Rev., @, 7.00%, 05/01/08                           481
       1,430     New York City, New York, IDA, Civic Facility, New York
                  Blood Center Inc. Project, Rev., -, 7.20%, 05/01/04               1,561
       1,500     New York City, New York, IDA, Civic Facility, YMCA
                  Greater New York Project, Rev., 5.80%, 08/01/16                   1,515
       3,010     New York City, New York, IDA, IDR, Brooklyn Navy Yard
                  Cogen Partners Project, Rev., 6.20%, 10/01/22                     3,016
       3,000     New York City, New York, Municipal Water Finance
                  Authority, Water & Sewer Systems, Ser. A, Rev.,
                  5.75%, 06/15/31                                                   3,041
         130     New York City, New York, Municipal Water Finance
                  Authority, Water & Sewer Systems, Ser. A, Rev., -,
                  7.00%, 06/15/01                                                     134
         605     New York City, New York, Municipal Water Finance
                  Authority, Water & Sewer Systems, Ser. A, Rev.,
                  7.00%, 06/15/09                                                     623
         160     New York City, New York, Ser. F, GO, 8.25%, 11/15/02                 169
       1,000     New York Convention Center, Operating Corp., Yale
                  Building Acquisition Project, COP, 6.50%, 12/01/04                1,013
       3,000     New York State, Dorm Authority, City University System,
                  3rd General Reserve, Ser. 2, Rev., 5.00%, 07/01/17                2,805
       3,000     New York State, Dorm Authority, City University System,
                  3rd General Reserve, Ser. 2, Rev., 5.00%, 07/01/18                2,860
       3,565     New York State, Dorm Authority, City University System,
                  Ser. A, Rev., 5.75%, 07/01/13                                     3,823
       3,500     New York State, Dorm Authority, New York University,
                  Ser. A, Rev., 5.75%, 07/01/16                                     3,694
       2,400     New York State, Dorm Authority, Niagara Nursing
                  Home, Rev., 5.60%, 08/01/37                                       2,375
       2,500     New York State, Energy Research & Development
                  Authority, Electric Facilities, Lilco Project, Ser. B, Rev.,
                  5.30%, 11/01/23                                                   2,315
         705     New York State, Environmental Facilities Corp., PCR,
                  State Water Revolving Fund, Ser. A, Rev., 7.25%,
                  06/15/10                                                            734
         300     New York State, Housing Finance Agency, Multi-Family
                  Housing, Ser. A, Rev., 6.95%, 08/15/12                              314
         655     New York State, Housing Finance Agency, Rev., 8.00%,
                  11/01/08                                                            671
         690     New York State, Medical Care Facilities Finance Agency,
                  Rev., 7.88%, 08/15/20                                               706
       1,000     New York State, Municipal Bond Bank Agency, Special
                  Program, Buffalo, Ser. A, Rev., 6.88%, 03/15/06                   1,038
       3,035     Niagara, New York, Frontier Transportation Authority,
                  Greater Buffalo International Airport, Ser. B, Rev.,
                  5.75%, 04/01/04                                                   3,151
       1,000     Oneida-Herkimer, New York, Solid Waste Management
                  Authority, Solid Waste Systems, Rev., 5.50%, 04/01/11             1,046


                       See notes to financial statements.

CHASE VISTA NEW YORK TAX FREE INCOME FUND
Portfolio of Investments (Continued)


As of August 31, 2000
(Amounts in thousands)


Principal
Amount          Issuer                                                         Value
-------------------------------------------------------------------------------------
Long-Term Municipal Securities -- Continued
-------------------------------------------------------------------------------------
                New York -- Continued
 $     5,000    Port Authority of New York & New Jersey, Consolidated
                 Bonds 93rd Ser., Rev., 6.13%, 06/01/94                      $ 5,403
       3,000    Port Authority of New York & New Jersey, Special
                 Obligation, 3rd Installment, Special Project, KIAC-4,
                 Rev., 7.00%, 10/01/07                                         3,133
       4,500    Suffolk County, New York, IDA, IDR, Nissequogue Cogen
                 Partners Facility, Rev., 5.50%, 01/01/23                      3,853
         700    Utica, New York, Public Improvement, GO, 6.00%,
                 01/15/11                                                        735
         675    Utica, New York, Public Improvement, GO, 6.00%,
                 01/15/12                                                        703
         295    Utica, New York, Public Improvement, GO, 6.10%,
                 01/15/13                                                         307
         295    Utica, New York, Public Improvement, GO, 6.20%,
                 01/15/14                                                        307
         320    Utica, New York, Public Improvement, GO, 6.25%,
                 01/15/15                                                        332
       1,150    Westchester County, New York, GO, -, 6.70%, 11/01/06           1,293
         480    Westchester County, New York, IDA, AGR Realty Co.
                 Project, Rev., -, 5.75%, 01/01/02                               484
       2,000    Westchester County, New York, IDA, Civic Facility,
                 Children's Village Project, Ser. A, Rev., 5.30%, 03/15/14     1,966
       1,000    Westchester County, New York, IDA, Civic Facility,
                 Rippowam-Cisqua School Project, Rev., 5.75%,
                06/01/29                                                         989
       2,000    Westchester County, New York, IDA, Resource Recovery,
                 Resco Co. Project, Ser. A, Rev., 5.70%, 07/01/08              2,086
                                                                              ------
                                                                              60,319
                Puerto Rico -- 11.7%
       3,500    Puerto Rico Commonwealth, Public Improvement, GO,
                 6.00%, 07/01/29                                               3,618
       2,500    Puerto Rico Electric Power Authority, Ser. HH, Rev.,
                 5.25%, 07/01/29                                               2,435
       2,000    Puerto Rico Industrial, Medical & Environmental PCFFA,
                 Special Facilities, American Airlines, Ser. A, Rev.,
                 6.45%, 12/01/25                                               2,089
       1,500    Puerto Rico Municipal Finance Agency, Ser. A, GO,
                 6.00%, 08/01/15                                               1,635
                                                                              ------
                                                                               9,777
                Virgin Islands -- 12.1%
       4,000    Virgin Islands Public Finance Authority, Gross Receipts,
                 Taxes Lien Notes, Ser. A, Rev., 6.38%, 10/01/19               4,117
       1,150    Virgin Islands Public Finance Authority, Matching Fund
                 Lien Notes, Ser. A, Rev., -, 7.25%, 10/01/02                  1,242
       5,000    Virgin Islands Public Finance Authority, Senior Lien,
                 Ser. A, Rev., 5.50%, 10/01/22                                 4,707
                                                                              ------
                                                                              10,066
-------------------------------------------------------------------------------------
                Total Long-Term Municipal Securities                          80,162
                (Cost $78,993)
-------------------------------------------------------------------------------------


                       See notes to financial statements.

CHASE VISTA NEW YORK TAX FREE INCOME FUND
Portfolio of Investments (Continued)

As of August 31, 2000
(Amounts in thousands)


  Shares      Issuer                                     Value
---------------------------------------------------------------
  Short-Term Investment -- 0.4%
---------------------------------------------------------------
              Money Market Fund -- 0.4%
              -------------------------
  368         Provident New York Money Market Fund      $   368
              (Cost $368)
---------------------------------------------------------------
              Total Investments -- 96.5%                $80,530
              (Cost $79,361)
---------------------------------------------------------------


                                                          Original     Notional
                                                          Notional     Value at     Unrealized
 Number of                               Expiration         Value      08/31/00     Appreciation
 Contracts     Description                  Date            (USD)       (USD)       (USD)
------------------------------------------------------------------------------------------------------
Long Futures Outstanding
------------------------
     53        U.S. Treasury Bonds     December, 2000     $5,281       $5,323       $ 42

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA CALIFORNIA INTERMEDIATE TAX FREE FUND
       Portfolio of Investments
--------------------------------------------------------------------------------

       As of August 31, 2000
       (Amounts in thousands)


Principal
Amount          Issuer                                                          Value
--------------------------------------------------------------------------------------
Long-Term Municipal Securities -- 98.1%
--------------------------------------------------------------------------------------
                California -- 86.0%
      $  250    Bell Community Redevelopment Agency, California, Bell
                 Redevelopment Project Area, Ser. B, Tax Allocation,
                 6.30%, 11/01/13                                               $   269
         750    California Educational Facilities Authority, Stanford
                 University, Ser. P, Rev., 5.25%, 12/01/13                         796
         600    California State, GO, -, 6.25%, 10/01/02                           636
         250    California State, Public Works Board, Ser. A, Rev.,
                 6.00%, 09/01/01                                                   255
       1,850    Contra Costa, California, Water District, Ser. G, Rev., *,
                 5.75%, 10/01/14                                                 1,949
       1,000    Fallbrook, California, Unified High School District, San
                 Diego County, GO, @, 5.38%, 09/01/12                            1,074
         750    Foothill/Eastern Corridor Agency, California Toll Road,
                 Rev., 5.00%, 01/15/06                                             764
         100    Fullerton University Foundation, California, Auxiliary
                 Organization, Ser. A, Rev., 5.50%, 07/01/10                       109
         100    Fullerton University Foundation, California, Auxiliary
                 Organization, Ser. A, Rev., 5.50%, 07/01/11                       109
         200    Glendora, California, Unified School District, Capital
                 Appreciation, Ser. A, +, GO, 0.00%, 09/01/15                       92
         570    Golden West Schools Financing Authority, California,
                 Ser. A, Rev., 5.80%, 02/01/16                                     622
         475    Los Angeles County, California, Transportation
                 Commission, Sales Tax, Proposition C, 2nd Ser., Ser. A,
                 Rev., 5.88%, 07/01/02                                             491
         300    Los Angeles, California, American Academy of Dramatic
                 Arts, Ser. A, COP, 4.70%, 11/01/30                                303
         125    Los Angeles, California, Unified School District, Ser. A,
                 GO, 6.00%, 07/01/15                                               140
          25    Los Angeles, California, Unified School District, Ser. B,
                 GO, 5.38%, 07/01/12                                                26
         560    Northern California Power Agency, Public Power, Ser. A,
                 5.80%, 07/01/09                                                   622
         340    Northern California Power Agency, Public Power, Ser. A,
                 -, 5.80%, 07/01/09                                                378
         250    Oakland, California, State Building Authority, Elihu M.
                 Harris, Ser. A, Rev., 5.25%, 04/01/09                             267
         250    Orange County, California, Local Transportation
                 Authority, Sales Tax, First Ser., Measure M, Rev.,
                 5.60%, 02/15/02                                                   256
         500    Port Oakland, California, Ser. K, Rev., 5.25%, 11/01/07            525
          35    Richmond, California, Wastewater, Rev., 5.20%, 08/01/11             37
         250    Sacramento County, California, Sanitation District,
                 Financing Authority, Ser. A, Rev., 5.25%, 12/01/12                265
         150    Sacramento County, California, Sanitation District,
                 Financing Authority, Ser. A, Rev., 5.75%, 12/01/10                167
         110    Sacramento, California, City Financing Authority, Capital
                 Improvements, Rev., 4.95%, 06/01/13                               112
          20    Sacramento, California, City Unified School District,
                 Ser. A, GO, 5.00%, 07/01/02                                        20
         900    Sacramento, California, Public Facilities Project, COP,
                 6.00%, 07/01/12                                                   927


                       See notes to financial statements.

CHASE VISTA CALIFORNIA INTERMEDIATE TAX FREE FUND
Portfolio of Investments (Continued)

As of August 31, 2000
(Amounts in thousands)


Principal
Amount          Issuer                                                          Value
--------------------------------------------------------------------------------------
Long-Term Municipal Securities -- Continued
--------------------------------------------------------------------------------------
                California -- Continued
      $  515    San Bruno Park, California, School District, Capital
                 Appreciation, Ser. B., GO, 0.00%, 08/01/14                    $   255
         600    San Bruno Park, California, School District, Capital
                 Appreciation, Ser. B., GO, 0.00%, 08/01/15                        279
         500    San Francisco, California, City & County Public Utilities
                 Commission, Ser. A, Rev., 6.25%, 11/01/07                         563
         105    San Francisco, California, City & County Redevelopment
                 Agency, Hotel Tax, Rev., -, 6.75%, 07/01/04                       117
         145    San Jose, California, Unified School District, Santa Clara
                 County, Capital Appreciation, Ser. A, GO, 0.00%,
                 08/01/13                                                           77
         110    San Marcos, California, Public Facilities Authority,
                 Custody Receipts, Rev., -, 0.00%, 07/01/13                         59
         250    San Mateo County, California, Joint Powers Authority,
                 Capital Projects Program, Rev., 6.50%, 07/01/15                   293
       1,000    Santa Clara County, California, Financing Authority,
                 Ser. A, Rev., 5.75%, 11/15/13                                   1,104
       1,200    South Orange County, California, Public Financing
                 Authority, Special Tax, Senior Lien, Ser. A, 6.20%,
                 09/01/13                                                        1,282
         135    Southern California Public Power Authority,
                 Transmission Project, Capital Appreciation, Rev.,
                 0.00%, 07/01/06                                                   105
       1,000    University of California, UC Medical Center, Rev.,
                 10.00%, 07/01/06                                                1,290
                                                                               -------
                                                                                16,635
                Puerto Rico -- 10.0%
         405    Puerto Rico Commonwealth, GO, 5.30%, 07/01/04                      420
         100    Puerto Rico Commonwealth, GO, 5.50%, 07/01/01                      101
         420    Puerto Rico Commonwealth, Highway & Transportation
                 Authority, Ser. W, Rev., 5.50%, 07/01/15                          442
         115    Puerto Rico Commonwealth, Public Improvement, GO,
                 5.00%, 07/01/07                                                   119
         300    Puerto Rico Electric Power Authority, Ser. AA, Rev.,
                 4.80%, 07/01/01                                                   302
         500    Puerto Rico Municipal Finance Agency, Ser. A, GO,
                 5.75%, 08/01/13                                                   541
                                                                               -------
                                                                                 1,925
                Virgin Islands -- 2.1%
         400    Virgin Islands Public Finance Authority, Gross Receipts,
                 Taxes Lien Notes, Ser. A, Rev., 5.63%, 10/01/10                   409
---------------------------------------------------------------------------------------
                Total Long-Term Municipal Securities                            18,969
                (Cost $18,211)
---------------------------------------------------------------------------------------


                       See notes to financial statements.

CHASE VISTA CALIFORNIA INTERMEDIATE TAX FREE FUND
Portfolio of Investments (Continued)

As of August 31, 2000
(Amounts in thousands)


Principal
Amount            Issuer                                                           Value
----------------------------------------------------------------------------------------
Short-Term Investments -- 1.6%
----------------------------------------------------------------------------------------
                  Municipal Securities--1.0%
                  --------------------------
                  California -- 1.0%
         $100     California PCFA, PCR, Pacific Gas & Electric, Ser. F, Rev.,
                   FRDO, 3.40%, 09/01/00                                          $   100
          100     Los Angeles, California, Regional Airports Improvement
                   Corp., Terminal Facility, Los Angeles International
                   Airport, Rev., FRDO, 4.45%, 09/01/00                               100
                  -----------------------------------------------------------------------
                  Total Municipal Securities                                          200
                  (Cost $200)
                  -----------------------------------------------------------------------
     Shares
                  Money Market Fund -- 0.6%
                  -------------------------
          109     Provident California Money Market Fund                              109
                  (Cost $109)
                  -----------------------------------------------------------------------
                  Total Short-Term Investments                                        309
                  (Cost $309)
-----------------------------------------------------------------------------------------
                  Total Investments -- 99.7%                                      $19,278
                  (Cost $18,520)
-----------------------------------------------------------------------------------------


                                                          Original     Notional
                                                          Notional     Value at      Unrealized
Number of                                Expiration         Value      08/31/00     Appreciation
 Contracts     Description                  Date            (USD)       (USD)          (USD)
------------------------------------------------------------------------------------------------
Long Futures Outstanding
------------------------
      2        U.S. Treasury Bonds     December, 2000     $199         $201         $  2

INDEX:
+    -- When issued or delayed delivery security.
* -- All or portion of this security is segregated for when issued or delayed delivery securities.
- -- Security is prerefunded or escrowed to maturity. The maturity date shown is the date of the prerefunded call.
@    -- All or a portion of the security is segregated for futures.
COP  -- Certificates of Participation.
Dorm -- Dormitory.
FRDO -- Floating Rate Demand Obligation. The maturity date shown is the next interest reset date. The interest rate shown is the rate in effect at August 31, 2000.
GO   -- General Obligation.
IDA  -- Industrial Development Authority.
IDR  -- Industrial Development Revenue.
PCFA -- Pollution Control Financing Authority.
PCFFA -- Pollution Control Facilities Financing Authority.
PCR   -- Pollution Control Revenue.
Rev.  -- Revenue Bond.
Ser.  -- Series.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       STATEMENT OF ASSETS AND LIABILITIES August 31, 2000
--------------------------------------------------------------------------------

(Amounts in Thousands, Except Per Share Amounts)

                                                                                California
                                                                   New York     Intermediate
                                                     Tax Free      Tax Free      Tax Free
                                                   Income Fund   Income Fund       Fund
--------------------------------------------------------------------------------------------
   ASSETS:
    Investment securities, at value (Note 1) ..... $61,992       $80,530       $19,278
    Other assets .................................      --             1            --
    Receivables:
     Interest ....................................     867         1,245           280
     Fund shares sold ............................   1,114         2,078            --
     Margin account for futures contracts ........      23            38             1
--------------------------------------------------------------------------------------------
       Total Assets ..............................  63,996        83,892        19,559
--------------------------------------------------------------------------------------------
   LIABILITIES:
    Payables:
     Investment securities purchased .............   3,120            --            90
     Fund shares redeemed ........................     163           249            72
     Dividends ...................................      70            89            34
    Accrued liabilities: (Note 2)
     Investment advisory fees ....................       3             7            --
     Administration fees .........................       8            10            --
     Shareholder servicing fees ..................       7             9            --
     Distribution fees ...........................       7             8            --
     Custody fees ................................       6            14             7
     Other .......................................      54            47            27
--------------------------------------------------------------------------------------------
       Total Liabilities .........................   3,438           433           230
--------------------------------------------------------------------------------------------
   NET ASSETS:
    Paid in capital ..............................  60,627        83,851        18,531
    Accumulated undistributed
    (distributions in excess of)
    net investment income ........................     (78)          (53)          186
    Accumulated net realized loss on
    investment and futures transactions ..........    (515)       (1,550)         (148)
    Net unrealized appreciation
    of investments and futures contracts .........     524         1,211           760
--------------------------------------------------------------------------------------------
       Net Assets ................................ $60,558       $83,459       $19,329
--------------------------------------------------------------------------------------------
   Shares of beneficial interest outstanding
   ($.001 par value; unlimited number of
   shares authorized)
    Class A Shares ...............................   4,047         6,237         1,934
    Class B Shares ...............................     890         1,095            --
   Class A:
    Net asset value and redemption
    price per share (net assets/ shares
    outstanding) ................................. $ 12.28       $ 11.39       $ 10.00
    Maximum offering price per share
    (net asset value per share/95.5%) ............ $ 12.86       $ 11.93       $ 10.47
   Class B:
    Net asset value and maximum
    offering price per share (net assets/
    shares outstanding)* ......................... $ 12.22       $ 11.36       $    --
   Cost of investments ........................... $61,468       $79,361       $18,520
--------------------------------------------------------------------------------------------

*Redemption may be subject to contingent deferred sales charge.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       STATEMENT OF OPERATIONS For the year ended August 31, 2000
--------------------------------------------------------------------------------

(Amounts in Thousands)

                                                            New York     California
                                                            Tax Free    Intermediate
                                                Tax Free     Income       Tax Free
                                              Income Fund     Fund          Fund
-----------------------------------------------------------------------------------
   INTEREST INCOME: (Note 1C) ............... $3,525        $5,202     $  985
-----------------------------------------------------------------------------------
   EXPENSES: (Note 2)
    Investment advisory fees ................    190           270         59
    Administration fees .....................     95           135         30
    Shareholder servicing fees ..............    159           225         50
    Distribution fees .......................    218           291         50
    Custodian fees ..........................     67           115         47
    Printing and postage ....................     24            27          2
    Professional fees .......................     33            32         19
    Registration expenses ...................     25             3          3
    Transfer agent fees .....................    125           121         30
    Trustees' fees ..........................      3             5          1
    Other ...................................      3            16         18
-----------------------------------------------------------------------------------
       Total expenses .......................    942         1,240        309
-----------------------------------------------------------------------------------
    Less amounts waived (Note 2E) ...........    360           445        189
    Less earnings credits (Note 2F) .........      1             1         --
-----------------------------------------------------------------------------------
       Net expenses .........................    581           794        120
-----------------------------------------------------------------------------------
        Net investment income ...............  2,944         4,408        865
-----------------------------------------------------------------------------------
   REALIZED AND UNREALIZED GAIN
   (LOSS) ON INVESTMENTS:
    Net realized gain (loss) on:
     Investments ............................   (585)       (1,296)      (148)
     Futures transactions ...................     70            54         --
    Change in net unrealized appreciation/
    depreciation of:
     Investments ............................  1,038         1,145        737
     Futures contracts ......................     --            42          2
-----------------------------------------------------------------------------------
    Net realized and unrealized gain
    (loss) on investments and futures
    transactions ............................    523           (55)       591
-----------------------------------------------------------------------------------
    Net increase in net assets
    from operations ......................... $3,467        $4,353     $1,456
-----------------------------------------------------------------------------------


                                       18
                       See notes to financial statements.

--------------------------------------------------------------------------------
       STATEMENT OF CHANGES IN NET ASSETS For the periods indicated (unaudited)
--------------------------------------------------------------------------------


STATEMENT OF CHANGES IN NET ASSETS For the year ended August 31,
(Amounts in Thousands)

                       See notes to financial statements.

                                                                     Tax Free
                                                                    Income Fund
                                                              -----------------------
                                                                  2000        1999
-------------------------------------------------------------------------------------
  INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS:
   Net investment income .................................... $ 2,944     $ 3,097
   Net realized gain (loss) on investments and
   futures transactions .....................................    (515)        392
   Change in net unrealized appreciation/
   depreciation of investments and futures
   contracts ................................................   1,038      (4,490)
-------------------------------------------------------------------------------------
     Increase (decrease) in net assets from
     operations .............................................   3,467      (1,001)
-------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM:
   Net investment income:
    Class A .................................................  (2,485)     (2,576)
    Class B .................................................    (460)       (520)
   Net realized gain on investment transactions:
    Class A .................................................     (66)         --
    Class B .................................................     (15)         --
-------------------------------------------------------------------------------------
     Total distributions to shareholders ....................  (3,026)     (3,096)
-------------------------------------------------------------------------------------
  Decrease from capital share transactions (Note 8) .........  (9,934)     (2,228)
-------------------------------------------------------------------------------------
     Total decrease in net assets ...........................  (9,493)     (6,325)
  NET ASSETS:
   Beginning of period ......................................  70,051      76,376
-------------------------------------------------------------------------------------
   End of period ............................................ $60,558     $70,051
-------------------------------------------------------------------------------------


                                                                      New York               California
                                                                      Tax Free              Intermediate
                                                                    Income Fund             Tax Free Fund
                                                              ------------------------------------------------
                                                                  2000         1999        2000        1999
--------------------------------------------------------------------------------------------------------------
  INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS:
   Net investment income .................................... $ 4,408      $  5,279    $   865     $   949
   Net realized gain (loss) on investments and
   futures transactions .....................................  (1,242)          (71)      (148)        219
   Change in net unrealized appreciation/
   depreciation of investments and futures
   contracts ................................................   1,187        (6,828)       739      (1,056)
--------------------------------------------------------------------------------------------------------------
     Increase (decrease) in net assets from
     operations .............................................   4,353        (1,620)     1,456         112
--------------------------------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM:
   Net investment income:
    Class A .................................................  (3,858)       (4,734)      (868)       (949)
    Class B .................................................    (543)         (542)        --          --
   Net realized gain on investment transactions:
    Class A .................................................    (180)         (960)      (217)       (316)
    Class B .................................................     (33)         (134)        --          --
--------------------------------------------------------------------------------------------------------------
     Total distributions to shareholders ....................  (4,614)       (6,370)    (1,085)     (1,265)
--------------------------------------------------------------------------------------------------------------
  Decrease from capital share transactions (Note 8) ......... (17,897)      (16,066)    (2,031)     (1,854)
--------------------------------------------------------------------------------------------------------------
     Total decrease in net assets ........................... (18,158)      (24,056)    (1,660)     (3,007)
  NET ASSETS:
   Beginning of period ...................................... 101,617       125,673     20,989      23,996
--------------------------------------------------------------------------------------------------------------
   End of period ............................................ $83,459      $101,617    $19,329     $20,989
--------------------------------------------------------------------------------------------------------------

                       See notes to financial statements.

--------------------------------------------------------------------------------
       NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. Organization and Significant Accounting Policies

Mutual Fund Trust (the "Trust") was organized as a Massachusetts business trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, non-diversified management investment company. Chase Vista Tax Free Income Fund ("TFI"), Chase Vista New York Tax Free Income Fund ("NYTFI") and Chase Vista California Intermediate Tax Free Fund ("CITF") (collectively, the "Funds") are three separate portfolios of the Trust.

TFI and NYTFI offer two classes of shares, referred to as Class A Shares and Class B Shares. Class A Shares generally provide for a front-end sales charge while Class B Shares provide for a contingent deferred sales charge. All classes of shares have equal rights as to earnings, assets and voting privileges, except that each class may bear different distribution expenses and each class has exclusive voting rights with respect to its distribution plan.

The following is a summary of significant accounting policies followed by the
Funds:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

   A. Valuation of investments -- Fixed income securities (other than short-term obligations), including listed issues, are valued using matrix pricing systems of a major dealer in bonds which take into account factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted exchange or over-the-counter prices. Short-term debt securities with 61 days or more to maturity at time of purchase are valued, through the 61st day prior to maturity, at market value based on quotations obtained from market makers or other appropriate sources; thereafter, the value on the 61st day is amortized on a straight-line basis over the remaining number of days to maturity. Short-term investments with 60 days or less to maturity at time of purchase are valued at amortized cost, which approximates market.

   B. Repurchase agreements -- It is each Fund's policy that repurchase agreements are fully collateralized by U.S. Treasury and Government Agency securities. All collateral is held by the Fund's custodian bank, sub-custodian or a bank with which the custodian bank has entered into a sub-custodian agreement or is segregated in the Federal Reserve Book Entry System. If the seller of a repurchase agreement defaults and the value of the collateral declines, or if the seller enters into an insolvency proceeding, realization of the collateral may be delayed or limited.

   C. Security transactions and investment income -- Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Securities gains and losses are calculated on the identified cost basis. Interest income is determined on the basis of coupon interest accrued, adjusted for amortization of premiums and accretion of discount.

   Purchases of when-issued or delayed delivery securities may be settled a month or more after the trade date; interest income is not accrued until settlement date. Each Fund segregates assets with a current value at least equal to the amount of its when-issued or delayed delivery purchase commitments.

   D. Futures contracts --When a Fund enters into a futures contract, it makes an initial margin deposit in a segregated account, either in cash or liquid securities. Thereafter, the futures contract is marked to market and the fund makes (or receives) additional cash payments daily to (or from) the broker. Changes in the value of the contract are recorded as unrealized appreciation/depreciation until the contract is closed or settled.

   The Funds may enter into futures contracts only on exchanges or boards of trade. The exchange or board of trade acts as the counterparty to each futures transaction. Therefore, the Fund's credit risk is limited to failure of the exchange or board of trade.

   The Funds invest in U.S. Treasury and/or municipal bond futures contracts as a hedge to modify the duration of the portfolio holdings.

   As of August 31, 2000, the Funds had outstanding futures contracts as shown on their Portfolios of Investments.

   E. Federal income taxes -- Each Fund is treated as a separate taxable entity for Federal income tax purposes. The Fund's policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders all of its distributable net investment income and net realized gain on investments. In addition, the Fund intends to make distributions as required to avoid excise taxes. Accordingly, no provision for Federal income or excise tax is necessary.

   F. Distributions to shareholders -- Dividends and distributions paid to shareholders are recorded on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains is determined in accordance with Federal income tax regulations, which may differ from generally accepted accounting principles. To the extent these "book/tax" differences are permanent in nature (i.e., that they result from other than timing of recognition -- "temporary differences"), such amounts are reclassified within the capital accounts based on their Federal income tax-basis treatment. Dividends and distributions which exceed net investment income or net realized capital gains for financial reporting purposes but not for tax purposes are reported as distributions in excess of net investment income or net realized capital gains.

   G. Allocation of income and expenses -- Expenses directly attributable to a Fund are charged to that Fund; other expenses are allocated proportionately among each of the Funds within the Trust in relation to the net assets of each Fund or on another reasonable basis. Expenses directly attributable to a particular class are charged directly to such class. In calculating net asset value per share of each class, investment income, realized and unrealized gains and losses and expenses other than class specific expenses (e.g. transfer agent fees), are allocated daily to each class of shares based upon the proportion of net assets of each class at the beginning of each day.


2. Fees and Other Transactions with Affiliates

   A. Investment advisory fee -- Pursuant to separate Investment Advisory Agreements, The Chase Manhattan Bank, ("Chase" or "Adviser" ) acts as the investment adviser to the Funds. Chase is a direct wholly-owned subsidiary of The Chase Manhattan Corporation. As investment adviser, Chase supervises the investments of the Funds and for such services is paid a fee. The fee is accrued daily and paid monthly at an annual rate equal to 0.30% of each Fund's average daily net assets. The Adviser voluntarily waived fees as outlined in Note 2.E. below.

   Chase Asset Management, Inc. ("CAM"), a registered investment adviser, is the sub-investment adviser to each Fund, pursuant to a Sub-Investment Advisory Agreement between CAM and Chase. CAM is a wholly owned subsidiary of Chase and is entitled to receive a fee, payable by Chase from its advisory fee, at an annual rate equal to 0.15% of each Fund's average daily net assets.

   B. Shareholder servicing fees -- The Trust has adopted an Administrative Services Plan which, among other things, provides that the Trust on behalf of the Funds may obtain the services of one or more Shareholder Servicing Agents. For its services, each Shareholder Servicing Agent receives a fee. The fee is computed daily and paid monthly at an annual rate of 0.25% of the average daily net assets of each Fund.

   Chase and certain affiliates are the only Shareholder Servicing Agents. The Shareholder Servicing Agents voluntarily waived fees as outlined in Note 2.E. below.

   C. Distribution and sub-administration fees -- Pursuant to a Distribution and Sub-Administration Agreement, Vista Fund Distributors, Inc. ("VFD" or the "Distributor"), a wholly-owned subsidiary of The BISYS Group Inc. ("BISYS"), acts as the Trust's exclusive underwriter and promotes and arranges for the sale of each Fund's shares. In addition, the Distributor provides certain sub-administration services to the Trust, including providing officers, clerical staff and office space for an annual fee, computed daily and paid monthly, of 0.05% of the average daily net assets of each Fund.

   The Trustees have adopted Distribution Plans (the "Distribution Plans") for Class A for all Funds and Class B for TFI and NYTFI in accordance with Rule 12b-1 under the 1940 Act.

   The Distribution Plans provide that each Fund shall pay distribution fees at annual rates not to exceed 0.25% of each Fund's average daily net assets for Class A Shares and 0.75% for Class B Shares. The Distributor voluntarily waived fees as outlined in Note 2.E. below.

   D. Administration fee -- Pursuant to an Administration Agreement, Chase (the "Administrator") provides certain administration services to the Trust at a fee computed at an annual rate equal to 0.10% of the respective Fund's average daily net assets. The Administrator voluntarily waived fees as outlined in Note 2.E. below.

   E. Waivers of fees -- For the year ended August 31, 2000, the Funds' vendors voluntarily waived fees for each of the Funds as follows (amounts in thousands):


                                          TFI     NYTFI   CITF
---------------------------------------------------------------------
        Investment Advisory ............  $159    $ 145   $  59
        Administration .................    --       --      30
        Shareholder Servicing...........    72      108      50
        Distribution ...................   129      192      50
                                          ----    -----   -----
                                          $360    $ 445   $ 189
                                          ====    =====   =====

   F. Other -- Certain officers of the Trust are officers of VFD or of its parent corporation, BISYS.

   Chase provides portfolio accounting and custody services for the Funds. Compensation for such services is presented in the Statement of Operations as custodian fees. Custodian fees are subject to reduction by credits earned by each Fund, based on cash balances held by Chase as custodian. Such earnings credits are presented separately in the Statement of Operations. The Funds could have invested the cash balances utilized in connection with the earnings credit arrangements in income producing assets if they had not entered into such arrangements.


3. Investment Transactions

The cost of purchases and proceeds from sales of investments (excluding short-term investments) for the year ended August 31, 2000, were as follows (amounts in thousands):


                               TFI        NYTFI      CITF
---------------------------------------------------------------------
  Purchases ................  $26,980    $60,894    $21,411
  Sales ....................   33,064     76,211     21,852

4. Federal Income Tax Matters

For Federal income tax purposes, the cost and unrealized appreciation/ (depreciation) in value of the investment securities at August 31, 2000, are as follows (amounts in thousands):


                                                   TFI       NYTFI       CITF
--------------------------------------------------------------------------------
        Aggregate cost .........................  $ 61,468   $ 79,361   $18,520
                                                  --------   --------   -------
         Gross unrealized appreciation..........  $  1,616   $  2,254   $   758
         Gross unrealized depreciation..........    (1,092)    (1,085)       --
                                                  --------   --------   -------
        Net unrealized appreciation/
        (depreciation) .........................  $    524   $  1,169   $   758
                                                  ========   ========   =======

At August 31, 2000, TFI, NYTFI and CITF had capital loss carryovers of $3,265, $683,958 and $103,805, respectively, which will be available to offset capital gains arising through August 31, 2008. To the extent that any net capital loss carryovers are used to offset future capital gains, it is probable that the gains so offset will not be distributed to shareholders.


5. Concentration of Credit Risk

TFI, NYTFI and CITF invest substantially all of their assets in a diversified portfolio of debt obligations issued by states, territories and possessions of the United States and by the District of Columbia, and by their political subdivisions and duly constituted authorities. NYTFI and CITF primarily invest in issuers in the States of New York and California, respectively. As of August 31, 2000, TFI invested approximately 26.3% of its net assets in issuers in New York State. The issuers' abilities to meet their obligations may be affected by economic or political developments in a specific state or region.


6. Trustee Compensation

The Funds have adopted an unfunded noncontributory defined benefit pension plan covering all independent trustees of the Funds who will have served as an independent trustee for at least five years at the time of retirement. Benefits under this plan are based on compensation and years of service. Pension expenses for the year ended August 31, 2000, included in Trustees Fees in the Statement of Operations, and accrued pension liability included in Other Accrued Liabilities in the Statement of Assets and Liabilities were as follows (amounts in thousands):



                          Pension       Accrued
                         Expenses  Pension Liability
------------------------------------------------------
  TFI .................     $1           $ 8
  NYTFI ...............      2            11
  CITF ................      1             3

7. Bank Borrowings

The Funds may borrow money for temporary or emergency purposes. Any borrowings representing more than 5% of a Fund's total assets must be repaid before the Fund may make additional investments. The Funds have entered into an agreement, enabling them to participate with other Chase Vista Funds in an unsecured line of credit with a syndicate of banks, which permits borrowings up to $350 million, collectively. Interest is charged to each fund based on its borrowings at an annual rate equal to the sum of the Federal Funds Rate plus 0.50%. The Funds also pay a commitment fee of 0.10% per annum on the average daily amount of the available commitment, which is allocated on a pro-rata basis to the Funds. The commitment fee is included in Other expenses on the Statement of Operations. Borrowings are payable on demand.

The Funds had no borrowings outstanding at August 31, 2000, nor at any time during the year then ended.


8. Subsequent Event

Effective September 5, 2000, CAM changed its name to Chase Fleming Asset Management (USA) Inc.

9. Capital Share Transactions

Capital share transactions were as follows for the periods presented (amounts in thousands):

Tax Free Income Fund

-------------------------------------------------------------------------------------------------------
                                                            Class A                     Class B
-------------------------------------------------------------------------------------------------------
                                                      Amount         Shares        Amount       Shares
-------------------------------------------------------------------------------------------------------
                                                                Year Ended August 31, 2000
-------------------------------------------------------------------------------------------------------
Shares sold                                         $ 40,997         3,449      $ 2,065         174
Shares issued in reinvestment of distributions         1,748           146          329          28
Shares redeemed                                      (49,923)       (4,190)      (5,150)       (434)
-------------------------------------------------------------------------------------------------------
Net decrease in Fund shares outstanding             $ (7,178)         (595)     $(2,756)       (232)
=======================================================================================================


                                                                Year Ended August 31, 1999
-------------------------------------------------------------------------------------------------------
Shares sold                                         $ 49,991         3,930      $ 4,030         316
Shares issued in reinvestment of distributions         1,705           134          360          28
Shares redeemed                                      (52,915)       (4,152)      (5,399)       (425)
-------------------------------------------------------------------------------------------------------
Net decrease in Fund shares outstanding             $ (1,219)          (88)     $(1,009)        (81)
=======================================================================================================

New York Tax Free Income Fund

-------------------------------------------------------------------------------------------------------
                                                            Class A                     Class B
-------------------------------------------------------------------------------------------------------
                                                      Amount         Shares        Amount       Shares
-------------------------------------------------------------------------------------------------------
                                                                Year Ended August 31, 2000
-------------------------------------------------------------------------------------------------------
Shares sold                                         $ 26,202         2,373      $ 1,573         141
Shares issued in reinvestment of distributions         2,935           265          413          37
Shares redeemed                                      (44,450)       (4,016)      (4,570)       (414)
-------------------------------------------------------------------------------------------------------
Net decrease in Fund shares outstanding             $(15,313)       (1,378)     $(2,584)       (236)
=======================================================================================================


                                                                Year Ended August 31, 1999
-----------------------------------------------------------------------------------------------------
Shares sold                                         $ 40,533         3,372      $ 3,825         321
Shares issued in reinvestment of distributions         4,452           373          503          42
Shares redeemed                                      (62,404)       (5,230)      (2,975)       (249)
-------------------------------------------------------------------------------------------------------
Net increase (decrease) in Fund shares
  outstanding                                       $(17,419)       (1,485)     $ 1,353         114
=======================================================================================================


California Intermediate Tax Free Fund

--------------------------------------------------------------------------
                                                      Amount       Shares
--------------------------------------------------------------------------
                                                    Year Ended August 31,
                                                             2000
--------------------------------------------------------------------------
Shares sold                                         $   653          67
Shares issued in reinvestment of distributions          591          61
Shares redeemed                                      (3,275)       (338)
--------------------------------------------------------------------------
Net decrease in Fund shares outstanding             $(2,031)       (210)
==========================================================================


                                                    Year Ended August 31,
                                                             1999
--------------------------------------------------------------------------
Shares sold                                         $ 4,457         435
Shares issued in reinvestment of distributions          490          48
Shares redeemed                                      (6,801)       (671)
--------------------------------------------------------------------------
Net decrease in Fund shares outstanding             $(1,854)       (188)
==========================================================================

-------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------


FINANCIAL HIGHLIGHTS

                                                                                             Tax Free Income Fund
                                                                           ---------------------------------------------------------
                                                                                                    Class A
                                                                           ---------------------------------------------------------
                                                                                             Year Ended August 31,
                                                                           ---------------------------------------------------------
                                                                              2000        1999        1998        1997        1996
                                                                           ---------    --------    --------    --------    --------
Per share operating performance
Net asset value, beginning of period .....................................   $12.17       $12.89     $12.32      $11.84      $11.85
                                                                           ---------    --------    --------    --------    --------
Income from investment operations:
 Net investment income ...................................................     0.57         0.56       0.56        0.58        0.58
 Net gains or losses on securities (both realized and unrealized) ........     0.13        (0.72)      0.57        0.48       (0.01)
                                                                           ---------    --------    --------    --------    --------
  Total from investment operations .......................................     0.70        (0.16)      1.13        1.06        0.57
                                                                           ---------    --------    --------    --------    --------
Less distributions:
 Dividends from net investment income ....................................     0.57         0.56       0.56        0.58        0.58
 Distributions from capital gains ........................................     0.02           --          --         --          --
                                                                           ---------    --------    --------    --------    --------
  Total distributions ....................................................     0.59         0.56       0.56        0.58        0.58
                                                                           ---------    --------    --------    --------    --------
Net asset value, end of period .......................................... .  $12.28       $12.17     $12.89      $12.32      $11.84
                                                                           =========    ========    ========    ========    ========
Total return (1) .........................................................     6.00%       (1.33%)     9.38%       9.14%       4.88%
Ratios/supplemental data:
Net assets, end of period (millions) .....................................   $   50       $   56     $   61      $   63      $   70
Ratios to average net assets:
 Expenses ................................................................     0.75%        0.75%      0.80%       0.90%       0.90%
 Net investment income ...................................................     4.81%        4.41%      4.44%       4.78%       4.83%
 Expenses without waivers, reimbursements and earnings credits ...........     1.39%        1.37%      1.31%       1.29%       1.46%
 Net investment income without waivers, reimbursements and
 earnings credits ........................................................     4.17%        3.79%      3.93%       4.39%       4.27%
Portfolio turnover rate ..................................................       44%         102%       172%        147%        210%


                                                                                       Tax Free Income Fund
                                                                           ---------------------------------------------
                                                                                             Class B
                                                                           ---------------------------------------------
                                                                                         Year Ended August 31,
                                                                           ---------------------------------------------
                                                                                 2000        1999
                                                                              ---------    --------
Per share operating performance
Net asset value, beginning of period .....................................      $12.10       $12.82
                                                                              ---------    --------
Income from investment operations:
 Net investment income ...................................................        0.46         0.45
 Net gains or losses on securities (both realized and unrealized) ........        0.14        (0.72)
                                                                              ---------    --------
  Total from investment operations .......................................        0.60        (0.27)
                                                                              ---------    --------
Less distributions:
 Dividends from net investment income ....................................        0.46         0.45
 Distributions from capital gains ........................................        0.02           --
                                                                              ---------    --------
  Total distributions ....................................................        0.48         0.45
                                                                              ---------    --------
Net asset value, end of period ...........................................      $12.22       $12.10
                                                                              =========    ========
Total return (1) .........................................................        5.16%       (2.23%)
Ratios/supplemental data:
Net assets, end of period (millions) .....................................      $   11       $   14
Ratios to average net assets:
 Expenses ................................................................        1.64%        1.64%
 Net investment income ...................................................        3.92%        3.52%
 Expenses without waivers, reimbursements and earnings credits ...........        1.89%        1.87%
 Net investment income without waivers, reimbursements and
 earnings credits ........................................................        3.67%        3.29%
Portfolio turnover rate ..................................................          44%         102%



                                                                                       Tax Free Income Fund
                                                                           ---------------------------------------------
                                                                                             Class B
                                                                           ---------------------------------------------
                                                                                         Year Ended August 31,
                                                                           ---------------------------------------------
                                                                              1998        1997        1996
                                                                            --------    --------    --------
Per share operating performance
Net asset value, beginning of period .....................................   $12.25      $11.76      $11.77
                                                                            --------    --------    --------
Income from investment operations:
 Net investment income ...................................................     0.45        0.48        0.49
 Net gains or losses on securities (both realized and unrealized) ........     0.57        0.48       (0.01)
                                                                            --------    --------    --------
  Total from investment operations .......................................     1.02        0.96        0.48
                                                                            --------    --------    --------
Less distributions:
 Dividends from net investment income ....................................     0.45        0.47        0.49
 Distributions from capital gains ........................................       --          --          --
                                                                            --------    --------    --------
  Total distributions ....................................................     0.45        0.47        0.49
                                                                            --------    --------    --------
Net asset value, end of period ...........................................   $12.82      $12.25      $11.76
                                                                            ========    ========    ========
Total return (1) .........................................................     8.45%       8.30%       4.10%
Ratios/supplemental data:
Net assets, end of period (millions) .....................................   $   15      $   14      $   14
Ratios to average net assets:
 Expenses ................................................................     1.64%       1.64%       1.65%
 Net investment income ...................................................     3.60%       4.04%       4.08%
 Expenses without waivers, reimbursements and earnings credits ...........     1.81%       1.79%       1.95%
 Net investment income without waivers, reimbursements and
 earnings credits ........................................................     3.43%       3.89%       3.78%
Portfolio turnover rate ..................................................      172%        147%        210%

(1) Total return figures do not include the effect of any sales load.

                       See notes to financial statements.

                                                                                      New York Tax Free Income Fund
                                                                         -----------------------------------------------------------
                                                                                                  Class A
                                                                         -----------------------------------------------------------
                                                                                              Year Ended August 31,
                                                                         -----------------------------------------------------------
                                                                            2000        1999        1998         1997        1996
                                                                         ---------    --------    --------     --------    --------
Per share operating performance
Net asset value, beginning of period ...................................   $11.36       $12.18     $11.80       $11.39      $11.47
                                                                         ---------    --------    --------     --------    --------
Income from investment operations:
 Net investment income .................................................     0.56         0.53       0.54         0.56        0.56
 Net gains or losses on securities
 (both realized and unrealized) ........................................     0.06        (0.71)      0.50         0.43       (0.08)
                                                                         ---------    --------    --------     --------    --------
  Total from investment operations .....................................     0.62        (0.18)      1.04         0.99        0.48
                                                                         ---------    --------    --------     --------    --------
Less distributions:
 Dividends from net investment income ..................................     0.56         0.53       0.54         0.56        0.56
 Distributions from capital gains ......................................     0.03         0.11       0.12         0.02          --
                                                                         ---------    --------    --------     --------    --------
  Total distributions ..................................................     0.59         0.64       0.66         0.58        0.56
                                                                         ---------    --------    --------     --------    --------
Net asset value, end of period .........................................   $11.39       $11.36     $12.18       $11.80      $11.39
                                                                         =========    ========    ========     ========    ========
Total return (1) .......................................................     5.68%       (1.60%)     9.03%       8.85%        4.20%
Ratios/Supplemental Data:
Net assets, end of period (millions) ...................................   $   71       $   87     $  111       $   83      $   96
Ratios to average net assets:
 Expenses ..............................................................     0.75%        0.75%      0.79%        0.90%       0.90%
 Net investment income .................................................     5.03%        4.46%      4.52%        4.77%       4.76%
 Expenses without waivers, reimbursements and earnings credits .........     1.30%        1.20%      1.21%        1.18%       1.27%
 Net investment income without waivers, reimbursements and
 earnings credits ......................................................     4.48%        4.01%      4.10%        4.49%       4.39%
Portfolio turnover rate ................................................       70%          65%        91%         107%        156%


                                                                                      New York Tax Free Income Fund
                                                                         ----------------------------------------------------------
                                                                                                 Class B
                                                                         ----------------------------------------------------------
                                                                                         Year Ended August 31,
                                                                         ----------------------------------------------------------
                                                                            2000        1999        1998        1997         1996
                                                                          --------    --------    -------     --------      ------
Per share operating performance
Net asset value, beginning of period ...................................   $11.34       $12.16     $11.76       $11.33      $11.41
                                                                           ------       ------     ------       ------      ------
Income from investment operations:
 Net investment income .................................................     0.46         0.43       0.44         0.46        0.47
 Net gains or losses on securities
 (both realized and unrealized) ........................................     0.05        (0.71)      0.51         0.43       (0.09)
                                                                           ------       ------     ------       ------      ------
  Total from investment operations .....................................     0.51        (0.28)      0.95         0.89        0.38
                                                                           ------       ------     ------       ------      ------
Less distributions:
 Dividends from net investment income ..................................     0.46         0.43       0.43         0.44        0.46
 Distributions from capital gains ......................................     0.03         0.11       0.12         0.02          --
                                                                           ------       ------     ------       ------      ------
  Total distributions ..................................................     0.49         0.54       0.55         0.46        0.46
                                                                           ------       ------     ------       ------      ------
Net asset value, end of period .........................................   $11.36       $11.34     $12.16       $11.76      $11.33
                                                                           ======       ======     ======       ======      ======
Total return (1) .......................................................     4.66%       (2.47%)     8.27%        8.03        3.46%
Ratios/Supplemental Data:
Net assets, end of period (millions) ...................................   $   12       $   15     $   15       $   14      $   14
Ratios to average net assets:
 Expenses ..............................................................     1.64%        1.64%      1.64%        1.64%       1.65%
 Net investment income .................................................     4.13%        3.58%      3.68%        4.03%       4.01%
 Expenses without waivers, reimbursements and earnings credits .........     1.80%        1.70%      1.71%        1.68%       1.76%
 Net investment income without waivers, reimbursements and
 earnings credits ......................................................     3.97%        3.52%      3.61%        3.99%       3.90%
Portfolio turnover rate ................................................       70%          65%        91%         107%        156%

(1) Total return figures do not include the effect of any sales load.

                       See notes to financial statements.
                                       27

                                                                                  California Intermediate Tax Free Fund
                                                                                  --------------------------------------
                                                                                   Year Ended August 31,
                                                                                  --------------------------------------
                                                                                    2000        1999
                                                                                  --------    --------
Per share operating performance
Net asset value, beginning of period ............................................   $ 9.79     $10.29
                                                                                  --------    --------
Income from investment operations:
 Net investment income ..........................................................     0.42       0.41
 Net gains or losses on securities (both realized and unrealized) ...............     0.31      (0.37)
                                                                                  --------    --------
  Total from investment operations ..............................................     0.73       0.04
                                                                                  --------    --------
Less distributions:
 Dividends from net investment income ...........................................     0.42       0.41
 Distributions from capital gains ...............................................     0.10       0.13
                                                                                  --------    --------
  Total distributions ...........................................................     0.52       0.54
                                                                                  --------    --------
Net asset value, end of period ..................................................   $10.00     $ 9.79
                                                                                  ========    ========
Total return (1) ................................................................     7.83%      0.28%
Ratios/supplemental data:
Net assets, end of period (millions) ............................................   $   19     $   21
Ratios to average net assets:
 Expenses .......................................................................     0.60%      0.60%
 Net investment income ..........................................................     4.35%      3.99%
 Expenses without waivers, reimbursements and earnings credits ..................     1.55%      1.46%
 Net investment income without waivers, reimbursements and earnings credits .....     3.40%      3.13%
Portfolio turnover rate .........................................................      116%       111%



                                                                                  California Intermediate Tax Free Fund
                                                                                  --------------------------------------
                                                                                        Year Ended August 31,
                                                                                  --------------------------------------
                                                                                     1998       1997       1996
                                                                                   --------    -------    -------
Per share operating performance
Net asset value, beginning of period ............................................   $10.07      $ 9.81     $9.89
                                                                                   --------    -------    -------
Income from investment operations:
 Net investment income ..........................................................     0.45       0.46       0.48
 Net gains or losses on securities (both realized and unrealized) ...............     0.32       0.26       0.01
                                                                                   --------    -------    -------
  Total from investment operations ..............................................     0.77       0.72       0.49
                                                                                   --------    -------    -------
Less distributions:
 Dividends from net investment income ...........................................     0.45       0.33       0.48
 Distributions from capital gains ...............................................     0.10       0.13       0.09
                                                                                   --------    -------    -------
  Total distributions ...........................................................     0.55       0.46       0.57
                                                                                   --------    -------    -------
Net asset value, end of period ..................................................   $10.29      $10.07     $9.81
                                                                                   ========    =======    =======
Total return (1) ................................................................     7.81%       7.46%     5.00%
Ratios/supplemental data:
Net assets, end of period (millions) ............................................   $   24      $   26     $ 28
Ratios to average net assets:
 Expenses .......................................................................     0.60%       0.60%     0.60%
 Net investment income ..........................................................     4.38%       4.65%     4.77%
 Expenses without waivers, reimbursements and earnings credits ..................     1.44%       1.33%     1.47%
 Net investment income without waivers, reimbursements and earnings credits .....     3.54%       3.92%     3.90%
Portfolio turnover rate .........................................................       44%         66%      188%

(1) Total return figures do not include the effect of any sales load.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Trustees and Shareholders of Mutual Fund Trust

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Chase Vista Tax Free Income Fund, Chase Vista New York Tax Free Income Fund and Chase Vista California Intermediate Tax Free Fund (separate portfolios of Mutual Fund Trust, hereafter referred to as the "Trust") at August 31, 2000, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
October 11, 2000

--------------------------------------------------------------------------------
       TAX LETTER (UNAUDITED)
--------------------------------------------------------------------------------

Chase Vista Tax Free Income Fund (TFI)
Chase Vista New York Tax Free Income Fund (NYTFI)
Chase Vista California Intermediate Tax Free Fund (CITF)
--------------------------------------------------------------------------------
Certain tax information regarding the Chase Vista Mutual Funds is required to be provided to shareholders based upon the Funds' income and distributions for the taxable year ended August 31, 2000. The information and distributions reported in this letter may differ from the information and distributions taxable to the shareholders for the calendar year ending December 31, 2000. The information necessary to complete your income tax returns for the calendar year ending December 31, 2000 will be received under separate cover.

FOR THE FISCAL YEAR ENDED AUGUST 31, 2000:

o The dividends paid from net investment income are 100.00%, 100.00% and 100.00% exempt from Federal income tax for TFI, NYTFI and CITF, respectively.
o For shareholders who are subject to the Alternative Minimum Tax, the percentage of income from private activity bonds issued after August 7, 1986, which may be considered a tax preference item, was 13.57%, 20.04% and 4.79% for TFI, NYTFI and CITF, respectively.
o Long-term capital gain distributions were $0.015 and $0.102 per share for TFI and CITF, respectively.

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--------------------------------------------------------------------------------
CHASE VISTA TAX FREE FUNDS  ANNUAL REPORT
--------------------------------------------------------------------------------

Investment Adviser, Administrator,
Shareholder and Fund Servicing
Agent and Custodian
The Chase Manhattan Bank

Distributor
Vista Fund Distributors, Inc.

Transfer Agent
DST Systems, Inc.

Legal Counsel
Simpson Thacher & Bartlett

Independent Accountants
PricewaterhouseCoopers LLP

Chase Vista Funds are distributed by
Vista Fund Distributors, Inc., which is
unaffiliated with The Chase Manhattan
Bank. Chase and its respective affiliates receive compensation from Chase Vista

Funds for providing investment
advisory and other services.

This report is submitted for the general information of the shareholders of the funds. It is not authorized for distribution to prospective investors in the funds unless preceded or accompanied by a prospectus.

To obtain a prospectus for any
of the Chase Vista Funds, call
1-800-34-VISTA. The prospectus
contains more complete information,
including charges and expenses.
Please read it carefully before you
invest or send money.


(C)The Chase Manhattan Corporation, 2000. All Rights Reserved.      October 2000


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CHASE VISTA FUNDS(SM)
Chase Vista Funds Fulfillment Center
393 Manley Street
West Bridgewater, MA 02379-1039